CONTACTS:
Media Inquiries
Ryan Obert
(248) 435-1701
ryan.obert@meritor.com

Investor Inquiries
Todd Chirillo
(248) 435-1571
todd.chirillo@meritor.com

Meritor Reports First-Quarter Fiscal Year 2022 Results

TROY, Mich. (Feb. 3, 2022) – Meritor, Inc. (NYSE: MTOR) today reported financial results for its first fiscal quarter that ended December 31, 2021.

First-Quarter Highlights
•Sales of $984 million
•Net income attributable to Meritor and net income from continuing operations attributable to Meritor of $54 million
•Diluted earnings per share from continuing operations of $0.76
•Adjusted income from continuing operations attributable to the company of $57 million, or $0.80 of adjusted diluted earnings per share
•Adjusted EBITDA of $113 million and adjusted EBITDA margin of 11.5 percent
•Operating cash flow was negative $21 million
•Free cash flow was negative $39 million

First-Quarter Results
For the first quarter of fiscal year 2022, Meritor posted sales of $984 million, up $95 million, or approximately 11 percent, from the same period last year. The increase in sales was primarily driven by higher truck production in most global markets.

Net income attributable to Meritor and net income from continuing operations attributable to Meritor, were each $54 million, or $0.76 per diluted share, compared to $32 million, or $0.44 per diluted share, in the same period last year. Higher net income year over year was driven primarily by lower interest expense and higher sales volumes, partially offset by net steel costs.

Adjusted income from continuing operations attributable to the company in the first quarter of fiscal year 2022 was $57 million, or $0.80 of adjusted diluted earnings per share, compared to $43 million, or $0.59 of adjusted diluted earnings per share, in the same period last year.

Adjusted EBITDA was $113 million, compared to $102 million in the first quarter of fiscal year 2021. Adjusted EBITDA margin remained flat at 11.5 percent compared to the same period last year. The increase in adjusted EBITDA was driven primarily by higher sales volumes, partially offset by net steel costs.

Cash used for operating activities was $21 million in the first quarter of fiscal year 2022, compared to cash provided by operating activities of $44 million in the first quarter of fiscal year 2021. The decrease in operating cash flow year over year was driven primarily by an increase in working capital requirements and higher incentive compensation payments this year.

First-Quarter Segment Results
Commercial Truck sales for the first quarter of fiscal year 2022 were $785 million, up $94 million, or 14 percent, compared to the same period last year. The increase in sales was primarily driven by higher truck production in most global markets.

Segment adjusted EBITDA for Commercial Truck was $69 million, up $6 million, compared to the first quarter of fiscal year 2021. The increase in segment adjusted EBITDA was driven primarily by higher sales volumes, partially offset by net steel costs. Segment adjusted EBITDA margin was 8.8 percent in the first quarter of fiscal year 2022, compared to 9.1 percent in the same period of the prior year. The decrease in segment adjusted EBITDA margin was primarily driven by net steel costs which impacted the conversion on sales.

Aftermarket & Industrial sales for the first quarter of fiscal year 2022 were $241 million, up $7 million, or 3 percent, from the same period a year ago. The increase in sales in the first quarter of 2022 was primarily due to pricing actions taken in the segment.

Segment adjusted EBITDA for Aftermarket & Industrial was $38 million, up $3 million, compared to the first quarter of fiscal year 2021. Segment adjusted EBITDA margin was 15.8 percent in the first quarter of fiscal year 2022, compared to 15.0 percent in the same period of the prior year. The increase in segment adjusted EBITDA and segment adjusted EBITDA margin was primarily a result of cost savings from the footprint optimization restructuring initiatives implemented after the first quarter last year.

Outlook for Fiscal Year 2022
The company's guidance for fiscal year 2022 remains unchanged:
•Revenue to be in the range of $4.1 billion to $4.3 billion
•Net income attributable to Meritor and net income from continuing operations attributable to Meritor to be in the range of $220 million to $255 million
•Diluted earnings per share from continuing operations in the range of $3.05 to $3.55
•Adjusted diluted earnings per share from continuing operations to be in the range of $3.25 to $3.75
•Adjusted EBITDA margin to be in the range of 11.5 percent to 12.5 percent
•Operating cash flow to be in the range of $275 million to $320 million
•Free cash flow to be in the range of $175 million to $200 million

“We are pleased with our financial results this quarter,” said Chris Villavarayan, CEO and president of Meritor. “Our momentum is strong as we look ahead to successfully completing M2022 and beginning our new three-year plan.”

First-Quarter Fiscal Year 2022 Conference Call
Meritor will host a conference call and webcast to discuss the company's first-quarter results for fiscal year 2022 on Thursday, Feb. 3, at 9:00 a.m. ET.

To participate, call (844) 412-1003 within the U.S. or (216) 562-0450 from outside the U.S. at least 10 minutes prior to the start of the call. Please reference conference ID: 1632248 when registering. Investors can also listen to the conference call in real time or access a recording of the call after the event by visiting the Investors page on meritor.com.

A replay of the call will be available starting at 12:00 p.m. ET on Feb. 3, until 12:00 p.m. ET on Feb. 10 by calling (855) 859-2056 from within the United States or (404) 537-3406 from outside the U.S. Please refer to replay conference ID: 1632248. To access the listen-only audio webcast, visit meritor.com and select the webcast link from the investors page.

About Meritor
Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking, aftermarket and electric powertrain solutions for commercial vehicle and industrial markets. With more than a 110-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers around the world. Meritor is based in Troy, Michigan, United States, and is made up of approximately 9,600 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 19 countries. Meritor common stock is traded on the New York Stock Exchange under the ticker symbol MTOR. For important information, visit the company's website at www.meritor.com.

Forward-Looking Statement
This release contains statements relating to future results of the company (including certain outlooks, projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the duration and severity of the COVID-19 pandemic and its effects on public health, the global economy, and financial markets, as well as our industry, customers, operations, workforce, supply chains, distribution systems and demand for our products; reliance on major OEM customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, transportation and labor, and our ability to manage or recover such costs; technological changes in our industry as a result of the trends toward electrified drivetrains and the integration of advanced electronics and their impact on the demand for our products and services; our ability to manage possible adverse effects on European markets or our European operations, or financing arrangements related thereto in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to our joint ventures; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle production in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any proceedings or related liabilities with respect to environmental, asbestos-related, or other matters; rising costs of pension benefits; possible changes in accounting rules; and other substantial costs, risks and uncertainties, including but not limited to those detailed in our Annual Report on Form 10-K for the year ended September 30, 2021 and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters generally end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

Non-GAAP Financial Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP"), we have provided information regarding non-GAAP financial measures. These non-GAAP financial measures include adjusted income (loss) from continuing operations attributable to the company, adjusted diluted earnings (loss) per share from continuing operations, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, segment adjusted EBITDA margin, free cash flow and free cash flow conversion.

Adjusted income (loss) from continuing operations attributable to the company and adjusted diluted earnings (loss) per share from continuing operations are defined as reported income (loss) from continuing operations and reported diluted earnings (loss) per share from continuing operations before restructuring expenses, asset impairment charges and other special items as determined by management. Adjusted EBITDA is defined as income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expenses, asset impairment charges and other special items as determined by management. Adjusted EBITDA margin is defined as adjusted EBITDA divided by consolidated sales from continuing operations. Segment adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization, noncontrolling interests in consolidated joint ventures, loss on sale of receivables, restructuring expense, asset impairment charges and other special items as determined by management. Segment adjusted EBITDA excludes unallocated legacy and corporate expense (income), net. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by consolidated sales from continuing operations, either in the aggregate or by segment as applicable. Free cash flow is defined as cash flows provided by (used for) operating activities less capital expenditures. Free cash flow conversion is defined as free cash flow over adjusted income from continuing operations attributable to the company. Beginning in the second quarter of fiscal year 2021, the company no longer includes an adjustment for non-cash tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carryforwards or tax credits in adjusted income (loss) from continuing operations attributable to the company and adjusted diluted earnings (loss) per share from continuing operations.

Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, segment adjusted EBITDA margin, adjusted income (loss) from continuing operations attributable to the company, adjusted diluted earnings (loss) per share from continuing operations and free cash flow conversion are meaningful measures of performance to investors as they are commonly utilized to analyze financial performance in our industry, perform analytical comparisons, measure value creation, benchmark performance between periods and measure our performance against externally communicated targets.

Free cash flow is used by investors and management to analyze our ability to service and repay debt and return value directly to shareholders. Free cash flow conversion is a specific financial measure of our M2022 plan used to measure the company's ability to convert earnings to free cash flow and provides useful information about our ability to achieve strategic goals.

Management uses the aforementioned non-GAAP financial measures for planning and forecasting purposes, and segment adjusted EBITDA is also used as the primary basis for the Chief Operating Decision Maker ("CODM") to evaluate the performance of each of our reportable segments.

Our Board of Directors uses adjusted EBITDA margin, free cash flow, adjusted diluted earnings (loss) per share from continuing operations and free cash flow conversion as key metrics to determine management’s performance under our performance-based compensation plans, provided that, solely for this purpose, adjusted diluted earnings (loss) per share from continuing operations also includes an adjustment for the use of deferred tax assets in jurisdictions with net operating loss carryforwards or tax credits.

Adjusted income (loss) from continuing operations attributable to the company, adjusted diluted earnings (loss) per share from continuing operations, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA, segment adjusted EBITDA margin and free cash flow conversion should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered as an alternative to net income or cash flow conversion calculations as an indicator of our financial performance. Free cash flow and free cash flow conversion should not be considered a substitute for cash provided by (used for) operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, these non-GAAP cash flow measures do not reflect cash used to repay debt or cash received from the divestitures of businesses or sales of other assets and thus do not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

MERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,
	2021	2020
Sales	$984	$889
Cost of sales	(857)	(774)
GROSS PROFIT	127	115
Selling, general and administrative	(62)	(65)
Other operating expense, net	(3)	(7)
OPERATING INCOME	62	43
Other income, net	14	14
Equity in earnings of affiliates	7	11
Interest expense, net	(13)	(28)
INCOME BEFORE INCOME TAXES	70	40
Provision for income taxes	(12)	(7)
INCOME FROM CONTINUING OPERATIONS	58	33
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—
NET INCOME	58	33
Less: Net income attributable to noncontrolling interests	(4)	(1)
NET INCOME ATTRIBUTABLE TO MERITOR, INC.	$54	$32

NET INCOME ATTRIBUTABLE TO MERITOR, INC.
Net income from continuing operations	$54	$32
Income from discontinued operations	—	—
Net income	$54	$32

DILUTED EARNINGS PER SHARE
Continuing operations	$0.76	$0.44
Discontinued operations	—	—
Diluted earnings per share	$0.76	$0.44

Diluted average common shares outstanding	71.2	73.2

MERITOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
(in millions)

	December 31, 2021	September 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$113	$101
Receivables, trade and other, net	555	534
Inventories	667	601
Other current assets	69	50
TOTAL CURRENT ASSETS	1,404	1,286
NET PROPERTY	508	517
GOODWILL	507	507
OTHER ASSETS	628	628
TOTAL ASSETS	$3,047	$2,938
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term debt	$74	$19
Accounts and notes payable	635	573
Other current liabilities	270	308
TOTAL CURRENT LIABILITIES	979	900
LONG-TERM DEBT	1,027	1,008
RETIREMENT BENEFITS	183	191
OTHER LIABILITIES	220	224
TOTAL LIABILITIES	2,409	2,323

EQUITY:
Common stock (December 31, 2021 and September 30, 2021, 104.7 and 104.0 shares issued and 70.8 and 70.1 shares outstanding, respectively)	106	105
Additional paid-in capital	761	798
Retained earnings	1,006	935
Treasury stock, at cost (December 31, 2021 and September 30, 2021, 33.9 and 33.9 shares, respectively)	(632)	(632)
Accumulated other comprehensive loss	(644)	(632)
Total equity attributable to Meritor, Inc.	597	574
Noncontrolling interests	41	41
TOTAL EQUITY	638	615
TOTAL LIABILITIES AND EQUITY	$3,047	$2,938

MERITOR, INC.
ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA-RECONCILIATION
Non-GAAP
AND
CONSOLIDATED BUSINESS SEGMENT SALES INFORMATION
(Unaudited)
(in millions)

	Three Months Ended December 31,
	2021	2020
Net income attributable to Meritor, Inc.	$54	$32
Income from discontinued operations, net of tax, attributable to Meritor, Inc.	—	—
Income from continuing operations, net of tax, attributable to Meritor, Inc.	$54	$32

Interest expense, net	13	28
Provision for income taxes	12	7
Depreciation and amortization	25	27
Noncontrolling interests	4	1
Loss on sale of receivables	1	1
Restructuring	4	6
Adjusted EBITDA	$113	$102

Adjusted EBITDA margin (1)	11.5%	11.5%

Unallocated legacy and corporate expense (income), net (2)	(6)	(4)
Segment adjusted EBITDA	$107	$98

Commercial Truck
Segment adjusted EBITDA	$69	$63
Segment adjusted EBITDA margin (3)	8.8%	9.1%

Aftermarket & Industrial
Segment adjusted EBITDA	$38	$35
Segment adjusted EBITDA margin (3)	15.8%	15.0%

Sales
Commercial Truck	$785	$691
Aftermarket & Industrial	241	234
Intersegment Sales	(42)	(36)
Total Sales	$984	$889
(1) Adjusted EBITDA margin equals adjusted EBITDA divided by consolidated sales from continuing operations.
(2) Unallocated legacy and corporate income, net represents items that are not directly related to the company's business segments. These items primarily include pension and retiree medical costs associated with sold businesses, and other legacy costs for environmental and product liability.
(3) Segment adjusted EBITDA margin equals segment adjusted EBITDA divided by consolidated sales from continuing operations, either in the aggregate or by segment as applicable.

MERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended December 31,
	2021	2020
OPERATING ACTIVITIES
Income from continuing operations	$58	$33
Adjustments to income from continuing operations to arrive at cash provided by operating activities:
Depreciation and amortization	25	27
Deferred income tax expense	1	1
Restructuring costs	4	6
Equity in earnings of affiliates	(7)	(11)
Stock compensation expense	4	6
Pension and retiree medical income	(13)	(13)
Loss on debt extinguishment	—	8
Dividends received from equity method investments	4	1
Pension and retiree medical contributions	(2)	(3)
Restructuring payments	(4)	(4)
Changes in off-balance sheet accounts receivable securitization and factoring programs	153	85
Changes in receivables, inventories and accounts payable	(181)	(77)
Changes in other current assets and liabilities	(58)	(22)
Changes in other assets and liabilities	(5)	7
Operating cash flows provided by (used for) continuing operations	(21)	44
Operating cash flows used for discontinued operations	—	—
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	(21)	44
INVESTING ACTIVITIES
Capital expenditures	(18)	(10)
Other investing activities	2	(3)
CASH USED FOR INVESTING ACTIVITIES	(16)	(13)
FINANCING ACTIVITIES
Borrowing and securitization	55	—
Proceeds from debt issuances	—	275
Redemption of notes	—	(281)
Redemption of convertible notes	—	(53)
Debt issuance costs	—	(4)
Term loan payments	(5)	(4)
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	50	(67)
EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1)	4
CHANGE IN CASH AND CASH EQUIVALENTS	12	(32)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	101	315
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$113	$283

MERITOR, INC.
FREE CASH FLOW — RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Three Months Ended December 31,
	2021	2020
Cash provided by (used for) operating activities	$(21)	$44
Capital expenditures	(18)	(10)
Free cash flow	$(39)	$34

MERITOR, INC.
ADJUSTED INCOME AND EARNINGS PER SHARE — RECONCILIATION
Non-GAAP
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2021	2020 (2)
Income from continuing operations attributable to the company	$54	$32
Adjustments:
Restructuring	4	6
Loss on debt extinguishment	—	8
Tax effect of adjustments (1)	(1)	(3)
Adjusted income from continuing operations attributable to the company	$57	$43

Diluted earnings per share from continuing operations	$0.76	$0.44
Impact of adjustments on diluted earnings per share	0.04	0.15
Adjusted diluted earnings per share from continuing operations	$0.80	$0.59

Diluted average common shares outstanding	71.2	73.2
(1) Amount for the three months ended December 31, 2021 includes $1 million of income tax benefits related to restructuring. The three months ended December 31, 2020 includes $2 million of income tax benefits for the loss on debt extinguishment and $1 million of income tax benefits related to restructuring.
(2) For comparability, amounts for the three months ended December 31, 2020 have been updated to show the effect of omitting the non-cash tax adjustment from the calculation of adjusted income from continuing operations attributable to the company and adjusted diluted earnings per share from continuing operations.

MERITOR, INC.
OUTLOOK FOR FISCAL YEAR 2022— RECONCILIATIONS
Non-GAAP
(Unaudited)
(in millions, except per share amounts)

Fiscal Year 2022 Outlook (1)
Net income attributable to Meritor, Inc.	$ 220 - 255
Income from discontinued operations, net of tax, attributable to Meritor, Inc.	—
Income from continuing operations, net of tax, attributable to Meritor, Inc.	$ 220 - 255
Interest expense, net	~60
Provision for income taxes	65 - 85
Noncontrolling interests	~10
Depreciation and amortization	~105
Restructuring	~15
Other	(3) - 8
Adjusted EBITDA	$ 472 - 538

Sales	$ 4,100 - 4,300

Adjusted EBITDA margin (2)	11.5% - 12.5%

Diluted earnings per share from continuing operations	$ 3.05 - 3.55
Impact of adjustments on diluted earnings per share	~0.20
Adjusted diluted earnings per share from continuing operations	$ 3.25 - 3.75

Diluted average common shares outstanding	~72

Cash provided by operating activities	$ 275 - 320
Capital expenditures	(100) - (120)
Free cash flow	$ 175 - 200

(1) Amounts are approximate.
(2) Adjusted EBITDA margin equals adjusted EBITDA divided by consolidated sales from continuing operations.